QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 19, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HERITAGE PROPERTY INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND
(State or Other Jurisdiction of Incorporation or Organization)

04-3474810
(I.R.S. Employer Identification No.)

131 Dartmouth Street, Boston,	MA 02116
(Address of Principal Executive Offices)	(Zip Code)

Heritage Property Investment Trust, Inc. Amended and Restated 2000 Equity Incentive Plan
(Full Title of the Plan)

Thomas C. Prendergast
President and Chief Executive Officer
Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, MA 02116
 (Name and Address of Agent for Service)

(617) 247-2200
 Telephone Number, Including Area Code, of Agent For Service

with copies to:
 Stephen H. Faberman, Esq.
Vice President, Corporate Counsel and Secretary
Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, MA 02116
Telephone: (617) 247-2200

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.001 par value per share	2,100,000	$31.23	$65,583,000	$8,310(2)

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(2)
3,600,000 shares of the Registrant's Common Stock have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8 (No. 333-97993). The amount of the registration fee, therefore, relates to only those additional 2,100,000 shares of Common Stock being registered pursuant hereto.

REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement of Heritage Property Investment Trust, Inc. (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated August 13, 2002 (No. 333-97993) covering 3,600,000 of the Company's shares of common stock, $.001 par value per share (the "Common Shares"), issuable upon the award of stock grants and the exercise of stock options granted under the Heritage Property Investment Trust, Inc. Amended and Restated 2000 Equity Incentive Plan (the "Plan").

        On May 9, 2003, the Plan was amended to increase the number of Common Shares issuable under the Plan from 3,600,000 to 5,700,000 shares. The total number of Common Shares currently registered for issuance pursuant to the Plan is 3,600,000 and this registration statement covers the additional 2,100,000 Common Shares to be registered hereunder.

Item 8. Exhibits.

        See Exhibit Index incorporated herein by reference.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 19th day of March 2004.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
By:	/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below hereby appoints Thomas C. Prendergast his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast	President and Chief Executive Officer, Director (principal executive officer)	March 19, 2004
/s/ DAVID G. GAW David G. Gaw	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	March 19, 2004
/s/ PATRICK O'SULLIVAN Patrick O'Sullivan	Vice President of Finance and Assistant Treasurer (principal accounting officer)	March 19, 2004
/s/ JOSEPH L. BARRY Joseph L. Barry	Director	March 19, 2004
/s/ DAVID W. LAUGHTON David W. Laughton	Director	March 19, 2004
/s/ WILLIAM M. VAUGHN, III William M. Vaughn, III	Director	March 19, 2004

/s/ BERNARD CAMMARATA Bernard Cammarata	Director	March 19, 2004
/s/ ROBERT J. WATSON Robert J. Watson	Director	March 19, 2004
/s/ KENNETH K. QUIGLEY, JR. Kenneth K. Quigley, Jr.	Director	March 19, 2004
Kevin C. Phelan	Director	March , 2004
/s/ RICHARD C. GARRISON Richard C. Garrison	Director	March 19, 2004

Exhibit Index

Exhibit No.	Description of Documents
4.1	Articles of Amendment and Restatement (Third) of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-69118), filed on September 7, 2001, as amended.)	—
4.2	Amended and Restated By-Laws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-69118), filed on September 7, 2001, as amended.)	—
4.3	Heritage Property Investment Trust, Inc. Amended and Restated 2000 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K, filed on March 12, 2004.)	—
5	Opinion of Venable LLP with respect to the legality of the shares being registered.	—
23.1	Consent of Venable LLP (included in Exhibit 5)	—
23.2	Consent of KPMG LLP.	—
24	Power of Attorney (included on the signature pages of this Registration Statement).	—

QuickLinks

REGISTRATION OF ADDITIONAL SECURITIES
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
Exhibit Index